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                                                                 EXHIBIT 11(b)











                                                CONSENT OF COUNSEL


                                            Gabelli Capital Asset Fund


                  We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 4 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-61254, Investment Company Act File No. 811-7644) of Gabelli Capital Asset Fund (the "Fund") under the caption "Counsel and Independent Auditors" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.


                                                    /s/ Willkie Farr & Gallagher
                                                    Willkie Farr & Gallagher


April 27, 1998
New York, New York